UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2024, European Wax Center, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 reporting its financial results for the 13 and 26 weeks ended July 6, 2024.

All of the information included in Items 2.02 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Executive Officer

On August 14, 2024, the Company announced that David Willis departed from his position as Chief Executive Officer of the Company, effective August 12, 2024.

Appointment of Principal Executive Officer

In connection with Mr. Willis’s departure as Chief Executive Officer, the Company announced on August 14, 2024 that David Berg, who has served the Company as Executive Chair since 2023 and previously served as the Company’s Chief Executive Officer, assumed the role of Chief Executive Officer effective as of August 12, 2024.

Mr. Berg, age 63, has served as Executive Chair of the Company’s Board of Directors (the “Board”) since September 2023 and a member of EWC Venture, LLC’s board of directors since October 2018. Mr. Berg has served as a member of the Company’s Board since April 2021 and served as Chief Executive Officer from October 2018 to September 2023. Prior to joining the Company, Mr. Berg served as Chief Executive Officer of Carlson Hospitality Group from May 2015 to March 2017, where he led the Carlson corporate center and managed the global hotel business. He also served as Chief Operating Officer of Carlson from January 2014 to April 2015. Previously, he served as Chief Executive Officer and Chief Customer Service Officer of Z Wireless from June 2013 to January 2014, as Executive Vice President and President of Outback Steakhouse from September 2011 to May 2013, as Chief Operating Officer of GNC Holdings Inc. from September 2009 to September 2011, and as Executive Vice President and Chief Operating Officer of Best Buy International from 2002 until 2009. He also served on the board of directors of Planet Fitness from September 2015 to May 2020. Mr. Berg received a B.A. in Economics from Emory University, and a J.D. with honors from the University of Florida College of Law.

In connection with the appointment of Mr. Berg as Chief Executive Officer, Mr. Berg’s annual base salary will be $600,000 and he will be eligible to participate in the Company’s bonus program with a target bonus of 100% of base salary. In connection with Mr. Berg’s appointment as Chief Executive Officer, Mr. Berg will receive (i) a bonus of $250,000, (ii) a grant of 500,000 stock options with an exercise price equal to the closing price of a share of the Company’s Class A common stock on August 14, 2024, and (iii) a grant of 500,000 stock options with an exercise price of $14.00. The options will vest in three equal annual installments beginning on the first anniversary of the date of grant, generally subject to continued employment through the applicable vesting date. Mr. Berg is also entitled to receive up to $7,500 per month for nine months for certain expenses incurred in connection with his service as Chief Executive Officer, including housing and travel.

Mr. Berg will continue to serve as Executive Chair of the Board. Mr. Berg will receive the compensation outlined in this Section 5.02 of this Current Report on Form 8-K for his service as the Company’s Chief Executive Officer, but will receive no additional compensation for his service as a member of the Board.

Item 7.01 Regulation FD Disclosure

The Company issued a press release in connection with the announcement of Mr. Berg’s appointment as Chief Executive Officer, a copy of which is furnished herewith as Exhibit 99.2.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release reporting financial results for the 13 and 26 weeks ended July 6, 2024, issued by European Wax Center, Inc. on August 14, 2024.
99.2	Press release announcing the appointment of David Berg as Chief Executive Officer, issued by European Wax Center, Inc. on August 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: August 14, 2024	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Administrative Officer, General Counsel and Corporate Secretary